EXHIBIT 99

Sunterra Corporation

NEWS RELEASE

CONTACT:

Amy Lund

Sunterra Corporation

(702) 304-7018

SUNTERRA CORPORATION APPOINTS

FREDERICK C. BAUMAN TO BE GENERAL COUNSEL

LAS VEGAS, NEVADA (February 3, 2003) – Sunterra Corporation today announced that it had appointed Frederick C. Bauman as Vice President and General Counsel to succeed Ross Altman. Mr. Bauman joins Sunterra from Brown & Bain, a Phoenix based law firm where he was a partner. Prior to joining Brown & Bain, Mr. Bauman worked for seven years with Finova Capital as Vice President and Associate General Counsel.

Nick Benson, President and CEO of Sunterra Corporation commented, “Fred Bauman brings with him a great deal of experience which is complementary to our growth strategy and our business. He is a securities and capital market transactions specialist as well as a seasoned in house counsel and his experience at Finova is closely aligned with the customer focus which lies at the heart of our business. We are delighted that Fred has chosen to join us.”

Sunterra Corporation is one of the world’s largest vacation ownership companies, with owner families and resorts in North America, Europe, the Pacific and the Caribbean.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS. Certain statements in this release constitute forward-looking statements subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include those regarding Sunterra’s plans for the future of the company and its operations. Actual results or developments may differ from those provided for in any of the forward-looking statements